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                                                                   Exhibit No. 5



                                February 15, 2002

Board of Directors
RTI International Metals, Inc.
1000 Warren Avenue
Niles, Ohio   44446

Ladies and Gentlemen:

         We have acted as counsel to RTI International Metals, Inc., a Ohio corporation (the "Company"), in connection with the proposed offering by the Company of up to 500,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), pursuant to the terms of the RTI International Metals, Inc. 2002 Non-Employee Director Stock Option Plan (the "Plan").

         In connection with such proposed issuance, we have examined the Amended and Restated Articles of Incorporation of the Company, the Amended Code of Regulations of the Company, the relevant corporate proceedings of the Company, the Registration Statement on Form S-8 covering the issuance of such shares (the "Registration Statement"), and such other documents, records, certificates of public officials, statutes and decisions as we consider necessary to express the opinions contained herein. In the examination of such documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to those original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that when the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission and when the Common Stock has been duly issued and delivered pursuant to the terms of the Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION

                                        By:  /s/ BUCHANAN INGERSOLL
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